EXHIBIT 21.1

SUBSIDIARIES OF REMARK HOLDINGS, INC.

•	Vegas.com, LLC, a Nevada limited liability company

◦	LV.com, LLC, a Nevada limited liability company

◦	Casino Travel & Tours, LLC, a Nevada limited liability company

*	CTT Tours, LLC, a Nevada limited liability company

*	CT&T Transportation, LLC, a Nevada limited liability company

•	RAAD Productions, LLC, a California limited liability company

•	KanKan Holdings, Ltd. (Cayman Islands), a Cayman Islands company

◦	KanKan Limited (Hong Kong), a Hong Kong corporation

*	KanKan Technology (Shanghai) Co., Ltd., a Chinese limited liability company

†	CD Remark Technology Ltd., a Chinese limited liability company (a consolidated variable interest entity)

†	Hangzhou Shufeng Technology Co., Ltd., a Chinese limited liability company (a consolidated variable interest entity)

†	Sichuan Diyang Xinfeng Technology Co., Ltd., a Chinese limited liability company (a consolidated variable interest entity)

†	Bonet (Beijing) Technology LLC, a Chinese limited liability company (a consolidated variable interest entity)

•	HSW (HK), Inc. Limited, a Hong Kong corporation

◦	Fanstang (Shanghai) Entertainment Information Consulting Co. Ltd., a Chinese limited liability company

•	Banks.com, Inc., a Florida corporation

•	Bikini.com LLC, a Nevada limited liability company

•	Remark Travel, Inc., a Delaware corporation

◦	Roomlia, Inc., a Delaware corporation

•	Intac International, Inc., a Nevada corporation

◦	HSWI (HK) Holding Limited, a Hong Kong limited company